Filed pursuant to Rule 424(b)(5)
Registration No. 333-274330

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated September 12, 2023

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated September 1, 2023)

$

INTUIT INC.

$            % Notes due 20

$            % Notes due 20

$            % Notes due 20

$            % Notes due 20

We are offering $             of our        % notes due 20        (the “20        Notes”), $             of our        % notes due 20        (the “20        Notes”), $             of our        % notes due 20        (the “20        Notes”) and $             of our %        notes due 20        (the “20        Notes” and, together with the 20        Notes, the 20        Notes and the 20        Notes, the “notes”).

We will pay interest on the notes semi-annually in arrears on            and            of each year, beginning on            , 20        . The 20        Notes will mature on            , 20        , the 20        Notes will mature on            , 20        , the 20        Notes will mature on            , 20        and the 20        Notes will mature on            , 20        .

We may redeem the notes in whole or in part at any time or from time to time at the redemption prices described under “Description of Notes—Optional Redemption.”

The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other senior unsecured obligations from time to time outstanding. The notes will be issued only in registered book-entry form and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof thereafter. The notes will not be listed on any securities exchange. Currently, there is no public market for any series of the notes.

Investing in the notes involves certain risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference herein for a discussion of certain risks that you should consider in connection with an investment in the notes.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price(1)			Underwriting Discount			Proceeds, Before Expenses, to Us
	Per Note		Total	Per Note		Total	Per Note		Total
% Notes due 20		%	$		%	$		%	$
% Notes due 20		%	$		%	$		%	$
% Notes due 20		%	$		%	$		%	$
% Notes due 20		%	$		%	$		%	$
Total			$			$			$

(1)	Plus accrued interest, if any, from September , 2023.

The notes will be ready for delivery in book-entry form, only through the facilities of The Depository Trust Company for the accounts of its participants, which may include Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., as operator of the Euroclear System, against payment in New York, New York, on or about September        , 2023, which is the third business day following the date of this prospectus supplement (such settlement being referred to as “T+3”). See “Underwriting (Conflicts of Interest).

Joint Book-Running Managers

BofA Securities	J.P. Morgan	Morgan Stanley

The date of this prospectus supplement is September        , 2023.

Prospectus Supplement

Prospectus

This prospectus supplement, the accompanying prospectus and any free writing prospectus that we prepare or authorize, contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the underwriters and their affiliates and agents have not, authorized anyone to provide you with any information or represent anything about us other than what is contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We are not, and the underwriters and their affiliates and agents are not, making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by us or on our behalf is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering. This prospectus supplement also incorporates by reference the information described under “Where You Can Find More Information.” The second part is the accompanying prospectus dated September 1, 2023. The accompanying prospectus gives more general information, some of which may not apply to this offering.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Unless we have indicated otherwise or the context otherwise requires, references in this prospectus supplement to “Intuit,” “we,” “us” and “our” or similar terms are to Intuit Inc., a Delaware corporation, and its consolidated subsidiaries.

Intuit, the Intuit logo, QuickBooks, TurboTax, Credit Karma, and Mailchimp, among others, appearing in this prospectus supplement, the accompanying prospectus, the registration statement of which this prospectus supplement is a part, any free writing prospectus or the documents incorporated by reference are the registered trademarks and/or registered service marks of Intuit Inc., or one of its subsidiaries, in the United States and other countries. Other parties’ marks appearing in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference are the property of their respective owners.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). The SEC maintains an Internet site at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers like us who file electronically with the SEC. Interested persons can electronically access from such site the registration statement of which this prospectus supplement and the accompanying prospectus form a part, including the exhibits and schedules to the registration statement.

Our Internet address is www.intuit.com, and our investor relations website is located at www.investors.intuit.com. We make available free of charge, on or through our investor relations website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and amendments to those reports filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

Any internet addresses provided in this prospectus supplement are for information only and are not intended to be hyperlinks. In addition, the information on or available through our website is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus supplement (except as set forth above).

S-iii

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus supplement and the accompanying prospectus information in other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, as applicable, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement and the accompanying prospectus, as applicable. We incorporate by reference in this prospectus supplement the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus supplement (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless we specifically state in such Current Report that such information is to be considered “filed” under the Exchange Act or we incorporate it by reference into a filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended July 31, 2023, filed with the SEC on September 1, 2023; and

•	our Current Reports on Form 8-K filed with the SEC on August 2, 2023, August 14, 2023 and August 24, 2023 (with respect to Item 8.01 only).

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the securities hereunder shall be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the date of filing of such reports and other documents. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Notwithstanding the statements in the preceding paragraphs, no document, report, or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act, including (i) any information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K or (ii) any Form S-D, shall be incorporated by reference into this prospectus supplement.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been or may be incorporated by reference in this prospectus supplement, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the address or email address below.

Intuit Inc.

2700 Coast Avenue

Mountain View, CA 94043

Attention: Investor Relations

investor_relations@intuit.com

S-iv

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and documents that are incorporated by reference herein and therein include forward-looking statements that involve risks and uncertainties and such statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Please also see the section entitled “Risk Factors” in Item 1A of Part II of our Annual Report on Form 10-K for the fiscal year ended July 31, 2023, and under similar headings in any other documents incorporated by reference in this prospectus supplement and the accompanying prospectus, for important information to consider when evaluating these statements. All statements in this report, other than statements that are purely historical, are forward-looking statements. Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “forecast,” “estimate,” “seek,” and similar expressions also identify forward-looking statements. In this report, forward-looking statements include, without limitation, the following:

•	our expectations and beliefs regarding future conduct and growth of the business;

•	statements regarding the impact of macroeconomic conditions on our business;

•	our beliefs and expectations regarding seasonality, competition and other trends that affect our business;

•	our expectation that we will continue to invest significant resources in our product development, marketing and sales capabilities;

•	our expectation that we will continue to invest significant management attention and resources in our information technology infrastructure and in our privacy and security capabilities;

•	our expectation that we will work with the broader industry and government to protect our customers from fraud;

•	our expectation that we will generate significant cash from operations;

•	our expectation that total service and other revenue as a percentage of our total revenue will continue to grow;

•	our expectations regarding the development of future products, services, business models and technology platforms and our research and development efforts;

•

our assumptions underlying our critical accounting policies and estimates, including our judgments and estimates regarding revenue recognition; the fair value of goodwill; and expected future amortization of acquired intangible assets;

•	our intention not to sell our investments and our belief that it is more likely than not that we will not be required to sell them before recovery at par;

•	our belief that the investments we hold are not other-than-temporarily impaired;

•	our belief that we take prudent measures to mitigate investment-related risks;

•	our belief that our exposure to currency exchange fluctuation risk will not be significant in the future;

•	our assessments and estimates that determine our effective tax rate;

•	our belief that our income tax valuation allowance is sufficient;

•	our belief that it is not reasonably possible that there will be a significant increase or decrease in our unrecognized tax benefits over the next 12 months;

•

our belief that our cash and cash equivalents, investments and cash generated from operations will be sufficient to meet our seasonal working capital needs, capital expenditure requirements, contractual obligations, commitments, debt service requirements and other liquidity requirements associated with our operations for at least the next 12 months;

S-v

•

our expectation that we will return excess cash generated by operations to our stockholders through repurchases of our common stock and the payment of cash dividends, after taking into account our operating and strategic cash needs;

•	our judgments and assumptions relating to our loan portfolio;

•	our belief that the credit facilities will be available to us should we choose to borrow under them;

•	our expectations regarding acquisitions and their impact on business and strategic priorities; and

•

our assessments and beliefs regarding the future developments and outcomes of pending legal proceedings and inquiries by regulatory authorities, the liability, if any, that Intuit may incur as a result of those proceedings and inquiries, and the impact of any potential losses or expenses associated with such proceedings or inquiries on our financial statements.

We caution investors that forward-looking statements are only predictions based on our current expectations about future events and are not guarantees of future performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement. We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this document, except as required by law.

S-vi

SUMMARY

The following summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before investing in the notes. You should carefully read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any applicable free writing prospectus prior to making your investment decision.

The Company

Intuit helps consumers and small businesses prosper by delivering financial management, compliance, and marketing products and services. We also provide specialized tax products to accounting professionals, who are key partners that help us serve small business customers.

Our mission is to power prosperity around the world. Across our platform, we use the power of technology to deliver three core benefits to our customers: helping put more money in their pockets, saving them time by eliminating work so they can focus on what matters to them, and ensuring that they have complete confidence in every financial decision they make.

All of our customers have a common set of needs. Our global financial technology platform, which includes TurboTax, Credit Karma, QuickBooks, and Mailchimp, is designed to help consumers and small businesses manage their finances, get and retain customers, save money, pay off debt, and do their taxes with ease and confidence so they receive the maximum refund they deserve. For those customers who have made the bold decision to become entrepreneurs and go into business for themselves, we are focused on helping them find and keep customers, get paid faster, pay their employees, manage and get access to capital, and ensure their books are done right. We serve 100 million customers worldwide and generated revenue of $14.4 billion in our fiscal year ended July 31, 2023.

The continuing evolution of artificial intelligence (“AI”) is fundamentally reshaping our world—and Intuit is taking advantage of this technological revolution to find new ways to improve the customer experience and deliver on our mission. Intuit is uniquely positioned for the next wave of transformation with generative AI given our rich data platform and established AI foundation.

Intuit Inc. was incorporated in California in March 1984. We reincorporated in Delaware and completed our initial public offering in March 1993. Our principal executive offices are located at 2700 Coast Avenue, Mountain View, California, 94043, and our main telephone number is 650-944-6000.

The Offering

The following description of certain provisions of the notes offered hereby is not complete, does not contain all the information that is important to you and is subject to, and qualified in its entirety by reference to, the information appearing in this prospectus supplement under the caption “Description of Notes” and in the accompanying prospectus under the caption “Description of Securities.” In this section, references to “Intuit,” “us,” “we,” or “our” refer only to Intuit Inc. and not to any of its subsidiaries.

Issuer	Intuit Inc.

Securities Offered	$ aggregate principal amount of % notes due 20 $ aggregate principal amount of % notes due 20 $ aggregate principal amount of % notes due 20 $ aggregate principal amount of % notes due 20

Maturity	20 Notes— , 20 20 Notes— , 20 20 Notes— , 20 20 Notes— , 20

Original Issue Date	, 2023

Interest Rates	20 Notes— % per annum 20 Notes— % per annum 20 Notes— % per annum 20 Notes— % per annum

Interest Payment Dates	Interest will be paid on the notes on and of each year, beginning on , 20 .

Ranking	The notes will be our senior unsecured obligations and will rank equally with all of our existing and future unsecured and unsubordinated indebtedness from time to time outstanding.

As of July 31, 2023, we had approximately $6.1 billion of outstanding indebtedness, all of which was senior and unsecured, except for $430.0 million that was secured by cash and receivables of the applicable subsidiary. In addition, our subsidiaries had approximately $1.6 billion of other liabilities (including trade payables and deferred revenue but excluding intercompany liabilities and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with generally accepted accounting principles) to which the notes will be structurally subordinated.

Form and Denomination	The notes will be issued in the form of one or more fully registered global securities, without coupons, in minimum denominations of $2,000 in principal amount and integral multiples of $1,000 in excess thereof. These global notes will be deposited with the trustee as custodian for, and registered in the name of, a nominee of The Depository Trust Company (“DTC”). Except in the limited circumstances described under “Description of the Notes—Book-Entry; Delivery and Form; Global Note,” notes in certificated form will not be issued or exchanged for interests in global securities.

Governing Law	New York.

Use of Proceeds	We intend to use the net proceeds from this offering to repay amounts outstanding under the unsecured term loan (the “Term Loan”) under our unsecured credit facility.

Further Issuances	We may create and issue further notes ranking equally and ratably with the notes offered by this prospectus supplement in all respects (except for the issue date, the issue price, the payment of interest accrued prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes), so that such further notes may be consolidated and form a single series with, and increase the aggregate principal amount of, the notes of such applicable series offered by this prospectus supplement.

Sinking Fund	None.

Optional Redemption	We may redeem any series of notes, in whole or in part, at any time and from time to time at the applicable redemption prices described in “Description of Notes—Optional Redemption.”

Trading	Each series of the notes is a new issue of securities with no established trading market. We do not intend to apply for listing of any series of the notes on any securities exchange. The underwriters have advised us that they intend to make a market in each series of the notes, but they are not obligated to do so and may discontinue market-making at any time without notice. See “Underwriting” in this prospectus supplement for more information about possible market-making by the underwriters.

Trustee, Registrar and Paying Agent	U.S. Bank Trust Company, National Association.

Risk Factors	You should carefully consider all of the information in this prospectus supplement and the accompanying prospectus and the documents incorporated herein by reference. In particular, you should evaluate the information set forth under “Forward-Looking Statements” and “Risk Factors” before deciding whether to invest in the notes.

RISK FACTORS

Investing in the notes involves risks. Before making a decision to invest in the notes, you should carefully consider the risks related to the notes set forth below, as well as the risk factors related to our business and operations described in Part I, Item 1A of our most recent Annual Report on Form 10-K under the heading “Risk Factors,” which are incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus. In this section, references to “Intuit,” “us,” “we,” or “our” refer only to Intuit Inc. and not to any of its subsidiaries.

Risks Related to the Notes

An active trading market for the notes may not develop and the market price of the notes may be volatile.

There is currently no public market for the notes, and we do not currently plan to list the notes on any national securities exchange. In addition, the liquidity of any trading market in the notes, and the market price quoted for the notes, may be volatile and adversely affected by changes in the overall market for these notes, prevailing interest rates, ratings assigned to the notes, time remaining to the maturity of the notes, outstanding amount of the notes, the market for similar securities, prospects for other companies in our industry, changes in general economic and geopolitical conditions, and changes in our consolidated financial condition, results of operations or prospects. In particular, an increase in prevailing interest rates will generally result in a decrease in the market price of the notes. A liquid trading market in the notes may not develop, which could decrease the amounts you would otherwise receive upon a sale or disposition of the notes.

The notes are our unsecured obligations and not obligations of our subsidiaries and will be structurally subordinated to the claims of our subsidiaries’ creditors. Structural subordination increases the risk that we will be unable to meet our obligations on the notes when they mature.

The notes are exclusively our obligations and are not obligations of our subsidiaries. A substantial portion of our operations are conducted through our subsidiaries. As a result, our cash flow and ability to service our debt, including the notes, depend upon the earnings of our subsidiaries and the distribution to us of earnings, loans or other payments by our subsidiaries.

Our subsidiaries are separate and distinct legal entities. Our subsidiaries will not guarantee the notes and are under no obligation to pay any amounts due on the notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. Payments to us by our subsidiaries will also be contingent upon such subsidiaries’ earnings and business considerations and may be subject to legal and contractual restrictions. As of July 31, 2023, we had approximately $6.1 billion of outstanding indebtedness, all of which was senior and unsecured, except for $430.0 million that was secured by cash and receivables of the applicable subsidiary. In addition, our subsidiaries had approximately $1.6 billion of other liabilities (including trade payables and deferred revenue but excluding intercompany liabilities and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with generally accepted accounting principles) to which the notes will be structurally subordinated.

Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including senior and subordinated debt holders and bank and trade creditors. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

The notes will be subject to the prior claims of any future secured creditors.

The notes are unsecured obligations, ranking effectively junior to any secured indebtedness that we may incur. Accordingly, the notes will be subordinated to the extent we or our subsidiaries have or will obtain secured borrowings. The indenture governing the notes does not limit the amount of additional debt that we or our subsidiaries may incur, permits us to incur secured debt under specified circumstances and permits our subsidiaries to incur secured debt without restriction. If we incur secured debt, our assets securing any such indebtedness will be subject to prior claims by our secured creditors. In the event of our bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up, or upon any acceleration of the notes, our assets that secure other indebtedness will be available to pay obligations on the notes only after all other such debt secured by those assets has been repaid in full. Any remaining assets will be available to you ratably with all of our other unsecured and unsubordinated creditors, including trade creditors. If there are not sufficient assets remaining to pay all of these creditors, then all or a portion of the notes then outstanding would remain unpaid.

The indenture governing the notes contains only very limited negative covenants. The limitation on liens and sale and lease-back covenants do not apply to our subsidiaries and contain exceptions that would allow us and our subsidiaries to grant liens or security interests with respect to their assets, rendering the holders of the notes effectively, structurally or contractually subordinated to new lenders. The indenture governing the notes does not contain any financial covenants and does not provide protection against some types of significant corporate events that could adversely impact your investment in the notes.

The indenture governing the notes contains only very limited negative covenants. The limitation on liens and limitation on sale and lease-back covenants apply to us, but not to our subsidiaries. As a result, such subsidiaries will not be restricted under the indenture from granting liens or security interests with respect to all or any of their assets without having to provide similar liens or security to the holders of the notes, or from entering into sale and lease-back transactions. There are significant exceptions within the limitation on liens and sale and lease-back covenants, which would allow us to borrow substantial additional amounts, and to grant liens or security interests in connection with those borrowings. The indenture governing the notes does not contain any financial covenants. In addition, the indenture governing the notes does not require us to repurchase the notes in the event of a change of control.

Future increases to our leverage may harm our financial condition and results of operations.

After giving effect to the intended use of net proceeds of this offering to repay amounts outstanding under the Term Loan, as of July 31, 2023, we would have had approximately $            billion of total indebtedness (including the notes), all of which would have been unsecured and unsubordinated.

While we do not expect this offering to increase our leverage, we and our subsidiaries may incur additional indebtedness in the future and the notes do not restrict the future incurrence of indebtedness. Any increase in our level of indebtedness in the future will have several important effects on our future operations, including, without limitation:

•	we will have additional cash requirements in order to support the payment of interest on our outstanding indebtedness;

•	increases in our outstanding indebtedness and leverage will increase our vulnerability to adverse changes in general economic and industry conditions, as well as to competitive pressure; and

•

our ability to obtain additional financing for working capital, capital expenditures, general corporate and other purposes may be limited. Our ability to make payments of principal and interest on our indebtedness depends upon our future performance, which will be subject to general economic conditions, industry cycles and financial, business and other factors affecting our consolidated operations, many of which are beyond our control.

If we are unable to generate sufficient cash flow from operations in the future to service our debt, we may be required, among other things, to:

•	seek additional financing in the debt or equity markets;

•	refinance or restructure all or a portion of our indebtedness, including the notes;

•	sell selected assets;

•	reduce or delay planned capital expenditures; or

•	reduce or delay planned operating and investment expenditures.

Such measures might not be sufficient to enable us to service our debt. In addition, any such financing, refinancing or sale of assets might not be available on economically favorable terms, or at all.

The terms of the notes will not protect you in the event of highly leveraged transactions or a change of control.

The terms of the notes will not afford you protection in the event of certain highly leveraged transactions or a change of control that may adversely affect you. As a result, we could enter into any such transaction even though the transaction could increase the total amount of our outstanding indebtedness, adversely affect our capital structure or credit rating or otherwise adversely affect the holders of the notes. If any such transaction were to occur, the value of your notes could decline.

Credit ratings of the notes may change and affect the market price and marketability of the notes.

Credit ratings are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There is no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. It is also possible that such ratings may be lowered in connection with future events. Holders of notes will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of such ratings. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market price or marketability of the notes. In addition, any decline in the ratings of the notes may make it more difficult for us to raise capital on acceptable terms.

Redemption prior to maturity may adversely affect your return on the notes.

Since the notes are redeemable at our option, we may choose to redeem your notes at times when prevailing interest rates are relatively low. As a result, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on your notes being redeemed.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $            billion, after deducting the underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to repay amounts outstanding under the Term Loan. Affiliates of certain underwriters are lenders under the Term Loan and will receive a portion of the proceeds from this offering. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

The Term Loan accrues interest at rates that are equal to, at our election, either (i) the alternate base rate plus a margin that ranges from 0.0% to 0.125%, or (ii) the Secured Overnight Finance Rate plus a margin that ranges from 0.625% to 1.125%. Actual margins under either election will be based on our senior debt credit ratings. The Term Loan matures on November 1, 2024.

We may temporarily invest funds that are not immediately needed for these purposes in short-term investments, including cash, cash equivalents or marketable securities, or use funds to reduce outstanding short-term borrowings.

CAPITALIZATION

The following table sets forth a summary of our consolidated cash and cash equivalents and capitalization on an actual and as adjusted basis as of July 31, 2023. Our consolidated capitalization, as adjusted, gives effect to (i) the issuance of the notes offered by this prospectus supplement as if the offering had occurred on July 31, 2023 and (ii) the repayment of amounts outstanding under the Term Loan as if such repayment had occurred on July 31, 2023. This table should be read in conjunction with our consolidated financial statements incorporated by reference in this prospectus supplement.

	As of July 31, 2023
	Actual	As Adjusted
	(Unaudited, in millions except par value)
Cash and cash equivalents	$2,848

Debt:
% Senior Notes Due 20 offered hereby	—
% Senior Notes Due 20 offered hereby	—
% Senior Notes Due 20 offered hereby	—
% Senior Notes Due 20 offered hereby	—
0.950% Senior Notes Due 2025	500
1.350% Senior Notes Due 2027	500
1.650% Senior Notes Due 2030	500
Term Loan	4,200
Secured revolving credit facilities	430

Total principal balance of debt	6,130
Unamortized discount and debt issuance costs	(10)

Total long-term debt	$6,120

Stockholders’ equity:
Preferred stock, $0.01 par value - 1,345 shares authorized; 145 shares designated Series A; 250 shares designated Series B Junior Participating; none issued and outstanding	—
Common stock, $0.01 par value - 750,000 shares authorized; 280,421 shares outstanding	3
Additional paid-in-capital	19,026
Treasury stock, at cost	(16,772)
Accumulated other comprehensive loss	(55)
Retained earnings	15,067

Total stockholders’ equity	17,269

Total capitalization	$23,389

DESCRIPTION OF NOTES

The summary herein of certain provisions of the indenture referred to below does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture. The following description of the particular terms of the notes replaces the description set forth under “Description of Securities” of the accompanying prospectus. In this section, references to “Intuit,” “us,” “we,” or “our” refer only to Intuit Inc. and not to any of its subsidiaries.

General

The 20        Notes, the 20        Notes, the 20        Notes and the 20        Notes (each as defined below), which we refer to collectively as the “notes,” will constitute separate series of securities and will be issued only in book-entry form, in minimum denominations of $2,000 and multiples of $1,000 in excess thereof thereafter.

The notes will be issued under the indenture dated as of June 29, 2020 (the “base indenture”), as supplemented by a supplemental indenture to be entered into between us and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association (together with the base indenture, the “indenture”). U.S. Bank Trust Company, National Association will be the trustee for any and all securities issued under the indenture, as amended, including the notes, and is referred to herein as the “trustee.” Intuit will be the sole obligor on the notes.

Ranking

The indenture will not limit the ability of Intuit or its subsidiaries to incur additional unsecured indebtedness. The notes will be the unsecured and unsubordinated obligations of Intuit and will rank pari passu with its other unsecured and unsubordinated indebtedness. The notes will be structurally subordinated to all indebtedness and liabilities (including trade payables and preferred stock obligations) of Intuit’s subsidiaries and will be effectively subordinated to its secured indebtedness, if any, and that of its subsidiaries, if any. As of July 31, 2023, Intuit had $6.1 billion of total indebtedness, all of which was senior and unsubordinated, except for $430.0 million that was secured by cash and receivables of the applicable subsidiary. In addition, subsidiaries of Intuit had approximately $1.6 billion of other liabilities (including trade payables and deferred revenue but excluding intercompany liabilities and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with generally accepted accounting principles) to which the notes will be structurally subordinated.

On an as-adjusted basis after giving effect to this offering and the intended primary use of net proceeds of this offering to repay amounts outstanding under the Term Loan, as of July 31, 2023:

•	we would have had approximately $ billion of total indebtedness (including the notes), all of which would constitute senior and unsubordinated indebtedness; and

•

Intuit’s subsidiaries would have had approximately $        million of liabilities (including trade payables and deferred revenue but excluding intercompany liabilities and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with generally accepted accounting principles) to which the notes would have been structurally subordinated, of which $430.0 million was secured by cash and receivables of the applicable subsidiary.

Interest and Maturity

The        % Notes due 20        (the “20        Notes”) will mature on        , 20        , the        % Notes due 20        (the “20        Notes”) will mature on        , 20        , the        % Notes due 20        (the “20        Notes”) will mature on        , 20        and the        % Notes due 20        (the “20        Notes”) will mature on        , 20        .

The 20        Notes will bear interest at        % per annum, the 20        Notes will bear interest at        % per annum, the 20        Notes will bear interest at        % per annum and the 20        Notes will bear interest at        % per annum.

Interest on the notes will be payable semi-annually in arrears on        and        , commencing on        , 20        to the persons in whose names the notes are registered at the close of business on the preceding or, as the case may be, whether or not a business day. Interest on the notes will be paid to, but excluding, the relevant interest payment date. Interest on the notes will be calculated on the basis of a 360-day year comprised of twelve 30-day months.

Issuance of Additional Notes

Intuit may, without the consent of the holders, increase the principal amount of each series of notes by issuing additional notes in the future on the same terms and conditions as the outstanding notes of such series, except for any differences in the issue date, the issue price, the payment of interest accrued prior to the issue date of the additional notes and the first payment of interest following the issue date of such additional notes; provided that the additional notes are fungible with the applicable series of notes offered hereby for U.S. federal income tax purposes. The additional notes will have the same CUSIP number as the applicable existing series of notes. Under the indenture, the notes and any additional notes that Intuit may issue will be treated as a single series with the outstanding notes of such series for all purposes under the indenture, including for purposes of determining whether the required percentage of the holders of record has given approval or consent to an amendment or waiver or joined in directing the trustee to take certain actions on behalf of all holders.

Intuit also may, without the consent of the holders, issue other series of debt securities under the indenture in the future on terms and conditions different from the series of notes offered hereby.

Optional Redemption

The notes of each series may be redeemed in whole at any time or in part from time to time prior to the applicable Par Call Date at our option at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest on the notes of such series discounted to the relevant redemption date (assuming such notes matured on the applicable Par Call Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a Treasury Rate plus        basis points for the 20        Notes,        basis points for the 20        Notes,        basis points for the 20        Notes and        basis points for the 20        Notes, less (b) interest accrued and unpaid to the relevant redemption date, and

(2)	100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the applicable Par Call Date, we may redeem the 20         Notes, the 20         Notes, the 20         Notes and the 20         Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed, in each case, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

“Par Call Date” means (i) with respect to the 20        Notes,         , 20         (        months prior to the maturity date of such notes), (ii) with respect to the 20        Notes,         , 20        (        months prior to the maturity date of such notes), (iii) with respect to the 20         Notes,         , 20         (         months prior to the maturity date of such notes), and (iv) with respect to the 20        Notes,         , 20         (        months prior to the maturity date of such notes).

“Treasury Rate” means, with respect to any redemption date for a series of notes, the yield applicable to such series of notes determined by Intuit in accordance with the following two paragraphs.

The Treasury Rate applicable to a series of notes shall be determined by Intuit after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the relevant redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the applicable Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the relevant redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the relevant redemption date.

If on the third business day preceding the relevant redemption date H.15 TCM is no longer published, Intuit shall calculate the applicable Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date. If there is no United States Treasury security maturing on the applicable Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, Intuit shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, Intuit shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the applicable Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed with a copy to the trustee. Any redemption or notice described above may, at our discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In addition, if such redemption is subject to satisfaction or waiver of one or more conditions precedent, the notice of such redemption shall state that, in our discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived, or such notice may be rescinded and the redemption terminated in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date so delayed. We shall notify holders of any such rescission as soon as practicable after we determine that such conditions precedent will not be able to be satisfied or we are not able or willing to waive such conditions precedent.

In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC, Euroclear, or Clearstream (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

Certain Covenants

Limitation on Liens

With respect to each series of notes, we will not create or incur any Lien on any of our Principal Properties, whether now owned or hereafter acquired, in order to secure any of our Indebtedness, without effectively providing that such series of notes shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:

(1)	Liens existing as of the closing date of this offering;

(2)	Liens granted after the closing date of this offering, created in favor of the holders of the notes or other series of notes under the indenture;

(3)

Liens securing our Indebtedness which are incurred to extend, renew or refinance Indebtedness which is secured by Liens permitted to be incurred under the indenture (including Permitted Liens) so long as such Liens are limited to all or part of substantially the same Principal Property which secured the Liens extended, renewed or replaced and the amount of Indebtedness secured is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection with any extension, renewal or refinancing); and

(4)	Permitted Liens.

Notwithstanding the foregoing, we may, without securing any series of notes, create or incur Liens which would otherwise be subject to the restrictions set forth in the preceding paragraph, if after giving effect thereto, Aggregate Debt does not exceed the greater of (i) 15% of Consolidated Net Worth calculated as of the date of the creation or incurrence of the Lien and (ii) $2.6 billion.

Limitation on Sale and Lease-Back Transactions

With respect to each series of notes, we will not enter into any sale and lease-back transaction for the sale and leasing back of any Principal Property, whether now owned or hereafter acquired, unless:

(1)	such transaction was entered into prior to the issuance of the notes;

(2)	such transaction was for the sale and leasing back to us or any of our Subsidiaries of any Principal Property by us or one of our Subsidiaries;

(3)	such transaction involves a lease for less than three years;

(4)

we would be entitled to incur Indebtedness secured by a mortgage on the Principal Property to be leased in an amount equal to the Attributable Liens with respect to such sale and lease-back transaction without equally and ratably securing such series of notes pursuant to the first paragraph of “—Limitation on Liens” above; or

(5)

we apply an amount equal to the fair value of the Principal Property sold to the purchase of Property or to the retirement of our long-term Indebtedness within 365 days of the effective date of any such sale and lease-back transaction. In lieu of applying such amount to such retirement, we may deliver debt securities to the trustee under the applicable indenture therefor for cancellation, such debt securities to be credited at the cost thereof to us.

Notwithstanding the foregoing, we may enter into any sale and lease-back transaction which would otherwise be subject to the foregoing restrictions if after giving effect thereto and at the time of determination, Aggregate Debt does not exceed the greater of (i) 15% of Consolidated Net Worth calculated as of the closing date of the sale and lease-back transaction and (ii) $2.6 billion.

Events of Default

“Events of Default” under each series of notes means:

(1)	default in paying interest on the notes of the applicable series when it becomes due and the default continues for a period of 30 days or more;

(2)	default in paying principal, or premium, if any, on the notes of the applicable series when due;

(3)

default in the performance, or breach, of any covenant in the officer’s certificate, supplemental indenture or indenture governing the applicable series of notes (other than defaults specified in clause (1) or (2) above) and the default or breach continues for a period of 90 days or more after we receive written notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the notes of the applicable series affected that is then outstanding (all such series voting together as a single class); and

(4)	certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us has occurred.

An Event of Default under one series of notes does not necessarily constitute an Event of Default under any other series of notes. If an Event of Default (other than certain bankruptcy Events of Default) occurs and is continuing with respect to a series of notes, then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of such series, may, by a notice in writing to us (and to the trustee if given by the holders), declare 100% of the principal of and accrued and unpaid interest and premium on all such notes to be due and payable. If a bankruptcy Event of Default with respect to us occurs and is continuing, the aggregate principal amount on the outstanding notes will automatically be due and payable without any declaration or other act on the part of the trustee or any holders.

The holders of a majority in aggregate principal amount of the outstanding notes of a series may waive an existing default (except with respect to nonpayment of principal or interest or certain other matters) and may rescind any acceleration with respect to such notes and its consequences. Upon such waiver, the default will cease to exist, and any Event of Default arising therefrom will deemed to have been cured, but no such waiver will extent to any subsequent or other default or impair any right consequent thereon.

No holder of a note of any series shall have any right by virtue or by availing of any provision of the indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless (i) such holder previously shall have given to the trustee written notice of default and of the continuance thereof, as provided in the indenture; (ii) the holders of not less than 25% in aggregate principal amount of the outstanding notes of such series affected that is then outstanding (voting together as a single class) shall have made written request upon the trustee to institute such action or proceedings in its own name as trustee under the indenture; (iii) such holder or holders shall have offered and, if requested, provided to the trustee such security or indemnity as the trustee may reasonably require against the costs, fees, expenses and liabilities to be incurred in compliance with such request; (iv) the trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding; and (v) no direction inconsistent with such written request shall have been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the notes of each series affected then outstanding. The indenture provides that no one or more holders of any series shall have any right in any manner whatever by virtue or by availing of any provision of the indenture to affect, disturb or prejudice the rights of any other such holder, or to obtain or seek to obtain priority over or preference to any other such holder or to enforce any right under the indenture, except in the manner provided in the indenture and for the equal, ratable and common benefit of all holders of the applicable series.

Subject to certain restrictions, the holders of a majority in aggregate principal amount of the outstanding notes of each series affected (voting as a single class) are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The indenture provides that, in the event an Event of Default of which a responsible officer of the trustee has actual knowledge has occurred and is continuing with respect to the notes of a series, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee shall have the right to decline to follow any such direction if the trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the trustee in good faith shall determine that the action or proceedings so directed would involve the trustee in personal liability or for which the trustee has not been indemnified to its satisfaction or if the trustee in good faith shall determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of holders of the notes of all series so affected not joining in the giving of said direction, it being understood that the trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders.

The indenture provides that the trustee shall give to the holders of any series, as the names and addresses of such holders appear on the register of notes, notice by mail of all defaults known to the trustee which have occurred with respect to such series, such notice to be transmitted within the later of 60 days after the occurrence thereof or 30 days after the trustee has received written notice from us or otherwise obtained actual knowledge thereof, unless such defaults shall have been cured before the giving of such notice; provided that, except in the case of default in the payment of the principal of or interest on any of the notes of such series, the trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or responsible officers of the trustee in good faith determines that the withholding of such notice is in the interests of the holders of such series.

Certain Definitions

As used in this section, the following terms have the meanings set forth below.

“Aggregate Debt” means the sum of the following as of the date of determination:

(1)	the aggregate principal amount of our Indebtedness incurred after the closing date of this offering and secured by Liens not permitted by the first sentence under “—Limitation on Liens;” and

(2)

our Attributable Liens in respect of sale and lease-back transactions entered into after the closing date of this offering pursuant to the second paragraph of “—Limitation on Sale and Lease-Back Transactions.”

“Attributable Liens” means in connection with a sale and lease-back transaction the lesser of:

(1)	the fair market value of the assets subject to such transaction (as determined in good faith by our board of directors); and

(2)

the present value (discounted at a rate per annum equal to the average interest borne by all outstanding notes issued under the indenture (which may include notes in addition to the series of notes currently outstanding under the indenture and the notes being offered by this prospectus supplement) determined on a weighted average basis and compounded semi-annually) of the obligations of the lessee for rental payments during the term of the related lease.

“Consolidated Net Worth” means, as of any date of determination, the Stockholders’ Equity of Intuit and its Consolidated Subsidiaries on that date.

“Consolidated Subsidiary” means, as of any date of determination and with respect to any Person, any Subsidiary of that Person whose financial data is, in accordance with GAAP, reflected in that Person’s consolidated financial statements.

“Consolidated Total Assets” means, as of any date of determination, total assets as reflected on the most recent consolidated balance sheet available to us prepared in accordance with GAAP on that date.

“Finance Lease” means any Indebtedness represented by a lease obligation of a Person incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a finance lease in accordance with GAAP.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Public Company Accounting Oversight Board (United States) and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)	other agreements or arrangements designed to manage interest rates or interest rate risk;

(3)	forward foreign exchange transactions, currency floor, cap, collar or swap transactions or currency options;

(4)	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices; and

(5)	other agreements or arrangements designed to protect such person against fluctuations in equity or bond (or equity or bond index) prices.

“Indebtedness” of any specified Person means, without duplication, any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements with respect thereto), except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness would appear as a liability upon an unconsolidated balance sheet of such Person (but does not include contingent liabilities which appear only in a footnote to a balance sheet).

“Lien” means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement).

“Non-recourse Obligation” means Indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by Intuit Inc. or any of its direct or indirect Subsidiaries or (2) the financing of a project involving the development or expansion of the properties of Intuit Inc. or any of its direct or indirect Subsidiaries, as to which the obligee with respect to such Indebtedness or obligation has no recourse to Intuit Inc. or any of its direct or indirect Subsidiaries or such Subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Permitted Liens” means:

(1)

Liens on any of our assets, created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such asset, which obligations are incurred no later than 24 months after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations;

(2)

(a) Liens given to secure the payment of the purchase price incurred in connection with the acquisition (including acquisition through merger or consolidation) of Property, including Finance Lease transactions in connection with any such acquisition, and (b) Liens existing on Property at the time of acquisition thereof or at the time of acquisition by us or any of our Subsidiaries, or merger with or acquisition of, any Person then owning such Property whether or not such existing Liens were given to secure the payment of the purchase price of the Property to which they attach; provided that, with respect to clause (a), the Liens shall be given within 24 months after such acquisition and shall attach solely to the Property acquired or purchased and any improvements then or thereafter placed thereon;

(3)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(4)	Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, and for which appropriate reserves have been recorded in accordance with GAAP;

(5)	Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other Property relating to such letters of credit and the products and proceeds thereof;

(6)

Liens encumbering customary deposits and margin deposits and other Liens in the ordinary course of business, in each case securing Hedging Obligations and forward contracts, options, futures contracts, futures options, equity hedges or similar agreements or arrangements designed to protect us from fluctuations in interest rates, currencies, equities or the price of commodities;

(7)

Liens incurred to secure cash or investment management or custodial services in the ordinary course of business or on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(8)	Liens in our favor;

(9)

inchoate Liens incident to construction or maintenance of real property, or Liens incident to construction or maintenance of real property, now or hereafter filed of record for sums not yet delinquent or being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

(10)

statutory Liens arising in the ordinary course of business with respect to obligations which are not delinquent by more than 90 days or are being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

(11)

Liens arising out of litigation, judgments or awards against us and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(12)

Liens consisting of pledges or deposits to secure obligations or obtain any benefits under workers’ compensation laws and unemployment insurance, old age pensions, social security or similar matters or legislation, including Liens of judgments thereunder which are not currently dischargeable, or deposits in connection with obtaining or maintaining self-insurance;

(13)

Liens consisting of pledges or deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature;

(14)	Liens consisting of deposits of Property to secure our statutory obligations in the ordinary course of our business;

(15)	Liens created in connection with a project financed with, and created to secure, a Non-recourse Obligation;

(16)

Liens on Property in favor of the United States of America or any state thereof, or in favor of any other country, or any department, agency, instrumentality or political subdivision thereof (including, without limitation, security interests to secure Indebtedness of the pollution control or industrial revenue type) in order to permit Intuit or any of its Subsidiaries to perform a contract or to secure Indebtedness incurred for the purpose of financing all or any part of the purchase price for the cost of constructing or improving the Property subject to such security interests or which is required by law or regulation as a condition to the transaction of any business or the exercise of any privilege, franchise or license;

(17)	Liens incurred in connection with pollution control, industrial revenue or similar financings;

(18)

Liens on Property incurred in connection with any transaction permitted under “—Limitation on Sale and Lease-Back Transactions” which shall not be in addition to any basket provided in the last paragraph of such covenant;

(19)

Liens in favor of materialman, mechanics, workmen or repairmen, landlord’s liens for rent or other similar liens arising in the ordinary course of business, in each case, in respect of obligations that are not overdue or which are being contested by us or any subsidiary in good faith and by appropriate proceedings;

(20)

Liens consisting of zoning restrictions, licenses, easements and restrictions on the use of real property and minor irregularities that, in our opinion, do not materially impair the use of the real property; and

(21)

Liens created in substitution of any Liens permitted by clauses (1) through (20) above, or pursuant to clauses (1) through (4) of the first paragraph of “—Limitations on Liens” above; provided that, (a) based on a good faith determination of the board of directors of Intuit, the Principal Property encumbered by such substitute or replacement Lien is substantially similar in nature to the Principal Property encumbered by the otherwise permitted Lien that is being replaced, and (b) the Indebtedness secured by such Lien at such time is not increased (other than by an amount equal to any related financing costs (including, but not limited to, the accrued interest, fees, penalties and premium, if any, on the Indebtedness being refinanced)).

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or any other entity, including any government or any agency or political subdivision thereof.

“Principal Property” means the land, improvements, buildings and fixtures that is real property located within the territorial limits of the United States (including its territories and possessions and Puerto Rico) owned or leased by Intuit and having a net book value which, on the date of determination as to whether a Property is a Principal Property is being made, exceeds 2% of Consolidated Total Assets, except such as our board of directors determines in good faith (taking into account, among other things, the importance of such property to the business, financial condition and earnings of us and our subsidiaries taken as a whole) not to be of material importance to the business of us and our subsidiaries, taken as a whole. Notwithstanding the foregoing, Principal Property shall, in any case, include our principal corporate office or primary campus, regardless of its net book value as of any date of determination (it being understood that as of the date of the issuance of the notes, our campus located in Mountain View, California comprises our principal corporate office and primary campus).

“Property” means any property or asset, whether real, personal or mixed, or tangible or intangible, including shares of capital stock.

“Stockholders’ Equity” means, as of any date of determination, stockholders’ equity as reflected on the most recent consolidated balance sheet available to us prepared in accordance with GAAP.

“Subsidiary” of any specified Person means any corporation, limited liability company, limited partnership, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof.

Consolidation, Merger and Sale of Assets

The indenture provides that we shall not merge or consolidate or combine with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its assets to any person or persons in a single transaction or through a series of transactions, unless:

(i) we shall be the continuing Person or, if we are not the continuing person, the resulting, surviving or transferee person (the “surviving entity”) is a corporation (or any entity treated as a corporation for U.S. federal income tax purposes) organized and existing under the laws of the United States or any state thereof or the District of Columbia;

(ii) the surviving entity shall expressly assume all of our obligations under the notes and the indenture, and shall, if required by law to effectuate the assumption, execute a supplemental indenture in form satisfactory to the trustee which will be delivered to the trustee;

(iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis, no Event of Default has occurred and is continuing; and

(iv) we or the surviving entity will have delivered to the trustee an officer’s certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with the applicable section of the indenture and that all conditions precedent in the indenture relating to the transaction or series of transactions have been satisfied.

The restrictions in clauses (iii) and (iv) above shall not be applicable to:

(i) the merger or consolidation of us with an affiliate of ours if our board of directors determines in good faith that the purpose of such transaction is principally to change the state of incorporation of us or convert the form of organization of us to another form; or

(ii) the merger of us with or into a single direct or indirect wholly owned subsidiary of us pursuant to Section 251(g) (or any successor provision) of the General Corporation Law of the State of Delaware (or similar provision of our state of incorporation).

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of our assets occurs in accordance with the indenture, the successor person shall succeed to, and be substituted for, and may exercise every right and power of us under the indenture with the same effect as if such successor person had been named in the indenture as the issuer and we shall (except in the case of a lease) be discharged from all obligations and covenants under the indenture and the notes.

Modification and Amendment

We and the trustee may amend the indenture or the notes or enter into a supplemental indenture without notice to or the consent of any holder to:

(a) cure ambiguities, omissions, defects or inconsistencies;

(b) make any change that would provide any additional rights or benefits to the holders of notes of a series;

(c) provide for or add guarantors with respect to the notes of any series;

(d) secure the notes of any series;

(e) establish the form or forms of notes of any series;

(f) provide for uncertificated notes of any series in addition to or in place of certificated notes of the applicable series;

(g) evidence and provide for the acceptance of appointment by a successor trustee;

(h) provide for the assumption by a successor corporation, partnership, trust or limited liability company of our obligations to the holders of notes of any series, in each case in compliance with the applicable provisions of the indenture;

(i) maintain the qualification of the indenture under the Trust Indenture Act;

(j) conform any provision in the indenture or the terms of the notes of any series to the prospectus, prospectus supplement, offering memorandum, offering circular or any other document pursuant to which the notes of such series were offered; or

(k) make any change that does not adversely affect the rights of any holder in any material respect.

Any amendment or supplemental indenture authorized by the provisions described above may be executed without notice to and without the consent of the holders of any of the notes of any series then outstanding.

With the consent of the holders of not less than a majority in aggregate principal amount of the notes at the time outstanding of all series affected by such amendment or supplemental indenture (voting together as a single class), we, when authorized by a resolution of our board of directors, and the trustee may, from time to time and at any time, enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the notes of each such series and such holders may waive future compliance by us with a provision of the indenture of the notes.

Notwithstanding the foregoing, without the consent of each affected holder of a particular series, an amendment, supplement or waiver may not:

(i) reduce the principal amount, or extend the fixed maturity, of any notes, alter or waive the redemption provisions of the notes;

(ii) impair the right of any holder of notes to receive payment of principal or interest on the notes on and after the due dates for such principal or interest;

(iii) change the currency in which principal, any premium or interest is paid;

(iv) reduce the percentage in principal amount outstanding of notes of any series which must consent to an amendment, supplement or waiver or consent to take any action;

(v) impair the right to institute suit for the enforcement of any payment on the notes;

(vi) waive a payment default with respect to the notes or any guarantor;

(vii) reduce the interest rate or extend the time for payment of interest on the notes; or

(viii) adversely affect the ranking of the notes of any series.

Satisfaction and Discharge of the Indenture

The indenture will generally cease to be of any further effect with respect to a series of the notes if (a) we have delivered to the trustee and the trustee have accepted for cancellation all notes of such series (with certain limited exceptions) or (b) all notes of such series not theretofore accepted by the trustee for cancellation will have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we will have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption of all such notes (and if, in either case, we will also pay or cause to be paid all other sums payable under the indenture by us).

Defeasance

The term “defeasance” means discharge from some or all of our obligations under the indenture. We may elect either:

•	to defease and be discharged from any and all obligations (“legal defeasance”) with respect to

○	notes of any series payable within one year, or

○	other notes of any series upon the conditions described below; or

•

to be released from our obligations with respect to covenants described under “—Covenants” above and, if specified in the applicable prospectus supplement, other covenants applicable to the notes of any series (“covenant defeasance”), upon (or, with respect to defeasance of notes payable later than one year from the date of defeasance, on the 91st day after) the deposit with the trustee, in trust for that purpose, of money and/or U.S. Government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient without reinvestment to pay and discharge, all of the principal, interest and any premium at due date or maturity or the redemption date of the notes.

We may exercise either defeasance option with respect to the notes of any series notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the notes of any series may not be accelerated because of a default or an event of default. If we exercise our covenant defeasance option, payment of the notes of any series may not be accelerated by reason of an event of default with respect to the covenants to which the covenant defeasance applies. If acceleration were to occur by reason of another event of default, the realizable value at the acceleration date of the money and U.S. Government obligations in the defeasance trust could be less than the principal and interest then due on the notes. In other words, the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors. We will, however, remain liable for such payments at the time of the acceleration.

Reports

We will furnish to the trustee any document or report we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act within 15 days after such document or report is filed with the SEC; provided that in each case the delivery of materials to the trustee by electronic means or filing documents pursuant to the SEC’s “EDGAR” system (or any successor electronic filing system) shall be deemed to constitute “filing” with the Trustee for purposes of this provision and the trustee shall have no obligation to determine whether or not such documents or reports have been filed. Delivery of such documents or reports to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the indenture.

No Sinking Fund

The notes will not be entitled to any sinking fund.

Book-Entry; Delivery and Form; Global Note

The notes sold in the United States will be issued in the form of one or more fully registered global notes without interest coupons which will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), New York, New York, and registered in the name of Cede & Co., as nominee of DTC, for the accounts of participants in DTC. Unless and until exchanged, in whole or in part, for notes in definitive registered form, a global note may not be transferred except as a whole (i) by the depositary for such global note to a nominee of such depositary, (ii) by a nominee of such depositary to such depositary or another nominee of such depositary or (iii) by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Ownership of beneficial interests in a registered global note will be limited to persons, called participants, that have accounts with the depositary (currently DTC) or persons that may hold interests through participants in DTC. Investors may hold their interests in a global note directly through Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”), if they are participants in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold interests in a global note on behalf of their participants through their respective depositaries, which in turn will hold such interests in the global note in customers’ securities accounts in the depositaries’ names on the books of DTC.

Upon transfer of a definitive note, the definitive note will be exchanged for an interest in a global note, and the transferee will be required to hold its interest through a participant in DTC, Euroclear or Clearstream, as applicable.

Upon the issuance of a registered global note, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the notes beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the notes will designate the accounts to be credited. Ownership of beneficial interests in a registered global note will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants.

So long as the depositary, or its nominee, is the registered owner of a registered global note, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the registered global note for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global note will not be entitled to have the notes represented by the registered global note registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture. Accordingly, each person owning a beneficial interest in a registered global note must rely on the procedures of the depositary for that registered global note and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. The laws of some states may require that some purchasers of notes take physical delivery of these notes in definitive form. Such laws may impair the ability to transfer beneficial interests in a global note.

To facilitate subsequent transfers, all notes deposited by participants with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of the notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC will have no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Intuit will make payments due on the notes to Cede & Co., as nominee of DTC, in immediately available funds. DTC’s practice upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global note, is to immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global note as shown on the records of the depositary. Payments by participants to owners of beneficial interests in a registered global note held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants. Payment to Cede & Co. is the responsibility of Intuit. Disbursement of such payments to direct participants is the responsibility of Cede & Co. Disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants. None of Intuit, the trustee or any other agent of ours or any agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global note or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures. If a holder requires physical delivery of a definitive note for any reason, including to sell notes to persons in jurisdictions that require such delivery of such notes or to pledge such notes, such holder must transfer its interest in the relevant global note in accordance with the normal procedures of DTC and the procedures set forth in the indenture.

Cross-market transfers between DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (Brussels time). Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

Because of the time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in the global note from a DTC participant will be credited during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, as the case may be) immediately following the DTC settlement date, and such credit of any transaction’s interests in the global note settled during such processing day will be reported to the relevant Euroclear or Clearstream participant on such day. Cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

Intuit expects that DTC will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account the DTC interests in a global note are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC will exchange each global note for definitive notes, which it will distribute to its participants.

Although Intuit expects that DTC, Euroclear and Clearstream will agree to the foregoing procedures in order to facilitate transfers of interests in each global note among participants of DTC, Euroclear and Clearstream, DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Intuit nor the trustee or any other agent of ours or any agent of the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

If the depositary for any of the notes represented by a registered global note is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by Intuit within 90 days, Intuit will issue notes in definitive form in exchange for the registered global note that had been held by the depositary. Any notes issued in definitive form in exchange for a registered global note will be registered in the name or names that the depositary gives to the trustee or other relevant agent. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global note that had been held by the depositary. In addition, Intuit may at any time determine that the notes shall no longer be represented by a global note and will issue notes in definitive form in exchange for such global note pursuant to the procedure described above. In connection with any proposed exchange of a note in definitive form for a global note, there shall be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Euroclear and Clearstream hold securities for participating organizations. They also facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in the accounts of such participants. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance, settlement, lending and borrowing of internationally traded securities. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations.

Indirect access to Euroclear or Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Euroclear or Clearstream participant, either directly or indirectly.

The information in this section concerning DTC and DTC’s book-entry system, as well as information regarding Euroclear and Clearstream, has been obtained from sources that Intuit believes to be reliable, but Intuit takes no responsibility for its accuracy or completeness. Intuit assumes no responsibility for the performance by DTC, Euroclear, Clearstream or their respective participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

Notices

Notices to holders of the notes will be made by first class mail, postage prepaid, to the addresses that appear on the security register of the notes. Any notices required to be given to the holders while the notes are global notes will be given only to DTC.

Concerning Our Relationship with the Trustee

The trustee assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations relating to the ownership and disposition of the notes. It is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated thereunder (the “Treasury Regulations”), and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. No ruling from the Internal Revenue Service (the “IRS”) has been or will be sought with respect to the ownership and disposition of the notes. Accordingly, no assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation. The following relates only to notes that are acquired in the initial offering for an amount of cash equal to their issue price, which will equal the first price at which a substantial amount of the notes is sold for cash to the public (not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers), and that are held as capital assets (i.e., generally, property held for investment).

This discussion does not address all of the U.S. federal income tax considerations that may be relevant to a particular holder in light of their personal circumstances, or to certain types of investors that may be subject to special tax treatment (such as banks and other financial institutions, employee stock ownership plans, partnerships or other pass-through entities for U.S. federal income tax purposes, certain former citizens or residents of the United States, controlled foreign corporations, corporations that accumulate earnings to avoid U.S. federal income tax, insurance companies, tax-exempt organizations, regulated investment companies, real estate investment trusts, dealers in securities, traders in securities that elect to use a mark-to-market method of tax accounting for their securities, brokers, persons who hold the notes as a transaction or who hedge the interest rate on the notes, U.S. holders (as defined below) whose functional currency is not U.S. dollars, persons subject to the alternative minimum tax, or taxpayers required to accelerate the recognition of any item of gross income with respect to a note as a result of such income being recognized on an applicable financial statement). In addition, this summary does not include any description of the tax laws of any state, local, or non-U.S. jurisdiction that may be applicable to a particular investor and does not consider any aspects of U.S. federal tax law other than income taxation, or any tax arising under section 1411 of the Code (the “Medicare” tax on certain investment income).

For purposes of this discussion, a “U.S. holder” is an individual, corporation, estate, or trust that is a beneficial owner of the notes and that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if a court within the United States can exercise primary supervision over its administration, and one or more United States persons have the authority to control all of the substantial decisions of that trust (or the trust was in existence on August 20, 1996, and validly elected to continue to be treated as a U.S. trust).

A “non-U.S. holder” is an individual, corporation, estate, or trust that is a beneficial owner of the notes and is not a U.S. holder.

The U.S. federal income tax treatment of a partner in a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) that holds the notes generally will depend on such partner’s particular circumstances and on the activities of the partnership. Partners in partnerships should consult their tax advisors.

U.S. Federal Income Tax Considerations for U.S. Holders

Treatment of Interest

It is expected, and the rest of this discussion assumes, that the notes will be issued without original issue discount for U.S. federal income tax purposes. Accordingly, stated interest on the notes generally will be taxable to a U.S. holder as ordinary income at the time that such payments are received or accrued, in accordance with such U.S. holder’s method of tax accounting for U.S. federal income tax purposes. If, however, the notes’ “stated redemption price at maturity” (generally, the sum of all payments required under the note other than payments of stated interest) exceeds the issue price by a statutorily defined de minimis amount or more, a U.S. holder will be required to include such excess in income as original issue discount, as it accrues, in accordance with a constant-yield method based on a compounding of interest before the receipt of cash attributable to this income.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

In general, upon the sale, exchange, redemption, retirement, or other taxable disposition of a note, a U.S. holder will recognize taxable gain or loss equal to the difference, if any, between (1) the amount of the cash and the fair market value of any property received (less any portion allocable to any accrued and unpaid interest, which will be taxable as interest to the extent not previously included in income, as described above under the heading “Treatment of Interest”) and (2) the U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in the note will generally be its cost for the note. Gain or loss realized on the sale, exchange, redemption, retirement, or other taxable disposition of a note will generally be capital gain or loss, and will be long term capital gain or loss if the U.S. holder held the note for more than one year at the time of the sale, exchange, redemption, retirement or other taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting

In general, a U.S. holder of the notes will be subject to U.S. federal backup withholding with respect to interest on the notes, and the proceeds of a sale, exchange, redemption, retirement, or other taxable disposition of the notes, at the applicable tax rate, unless such holder (a) is an entity that is exempt from withholding and, when required, demonstrates this fact, or (b) provides the payor with its taxpayer identification number (“TIN”), certifies that the TIN provided to the payor is correct and that the holder has not been notified by the IRS that such holder is subject to backup withholding due to underreporting of interest or dividends, and otherwise complies with applicable requirements of the backup withholding rules. In addition, such payments to U.S. holders that are not exempt entities will generally be subject to information reporting requirements. A U.S. holder who does not provide the payor with its correct TIN may be subject to various penalties. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder generally will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

U.S. Federal Income Tax Considerations for Non-U.S. Holders

Treatment of Interest

Subject to the discussions of backup withholding and the Foreign Account Tax Compliance Act below, under the “portfolio interest exemption,” a non-U.S. holder will generally not be subject to U.S. federal income tax (or any withholding tax) on payments of interest on the notes if the interest is not effectively connected with its conduct of a U.S. trade or business; provided that:

•

the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of Section 871(h)(3) of the Code;

•	the non-U.S. holder is not a bank receiving interest on an extension of credit pursuant to a loan agreement entered into in the ordinary course of its trade or business;

•	the non-U.S. holder is not a “controlled foreign corporation” that is related (actually or constructively) to us through stock ownership; and

•	certain certification requirements are met.

Under current law, the certification requirements described above will be satisfied in any of the following circumstances:

•

If a non-U.S. holder provides to us or our paying agent a statement on IRS Form W-8BEN or W-8BEN-E (or suitable successor form), together with all appropriate attachments, signed under penalties of perjury, identifying the non-U.S. holder by name and address and stating, among other things, that the non-U.S. holder is not a United States person.

•

If a note is held through a securities clearing organization, bank, or another financial institution that holds customers’ securities in the ordinary course of its trade or business, (i) the non-U.S. holder provides such a form to such organization or institution, and (ii) such organization or institution, under penalty of perjury, certifies to us that it has received such statement from the beneficial owner or another intermediary and furnishes the applicable withholding agent with a copy thereof.

•

If a financial institution or other intermediary that holds the note on behalf of the non-U.S. holder has entered into a withholding agreement with the IRS and submits an IRS Form W-8IMY (or suitable successor form) and certain other required documentation to the otherwise applicable withholding agent.

If the requirements of the portfolio interest exemption described above are not satisfied, a 30% withholding tax will apply to the gross amount of interest on the notes that is paid to a non-U.S. holder, unless either: (a) an applicable income tax treaty reduces or eliminates such tax, and the non-U.S. holder claims the benefit of that treaty by providing a properly completed and duly executed IRS Form W-8BEN or W-8BEN-E (or suitable successor or substitute form) establishing qualification for benefits under the treaty, or (b) the interest is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and the non-U.S. holder provides an appropriate statement to that effect on a properly completed and duly executed IRS Form W-8ECI (or suitable successor form).

If a non-U.S. holder is engaged in a trade or business in the United States and interest on a note is effectively connected with the conduct of that trade or business, the non-U.S. holder will be required to pay U.S. federal income tax on that interest on a net-income basis (and the 30% withholding tax described above will not apply, although a duly executed IRS Form W-8ECI will need to be provided to the applicable withholding agent in order to avoid withholding) generally in the same manner as a U.S. person. If a non-U.S. holder is eligible for the benefits of an income tax treaty between the United States and its country of residence, and the non-U.S. holder satisfies certain certification requirements, any interest income that is effectively connected with a U.S. trade or business will be subject to U.S. federal income tax in the manner specified by the treaty and generally will only be subject to tax on a net basis if such income is attributable to a permanent establishment (or a fixed base in the case of an individual) maintained by the non-U.S. holder in the United States. In addition, a non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of the Notes

Subject to the discussion of backup withholding and FATCA below, a non-U.S. holder generally will not be subject to U.S. federal income tax (or any withholding thereof) on any gain (other than any gain attributable to accrued and unpaid interest, which will be taxable as interest and may be subject to the rules described above under the heading “U.S. Federal Income Tax Considerations for Non-U.S. Holders—Treatment of Interest”) realized by such holder upon a sale, exchange, redemption, retirement, or other taxable disposition of a note, unless:

the non-U.S. holder is a non-resident alien individual present in the U.S. for 183 days or more during the taxable year of disposition and certain other conditions are met; or

the gain is effectively connected with the conduct of a U.S. trade or business of the non-U.S. holder (and, if an applicable income tax treaty so provides, the gain is attributable to a U.S. permanent establishment of the non-U.S. holder or a fixed base in the case of an individual).

If the first exception applies, the non-U.S. holder generally will be subject to U.S. federal income tax at a rate of 30% (or lower applicable treaty rate) on the gain derived by such holder upon the sale, exchange, redemption, retirement, or other taxable disposition of a note, which may be offset by certain U.S. source capital losses, even though such holder is not considered a resident of the United States, provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. If the second exception applies, the non-U.S. holder will generally be subject to U.S. federal income tax on the net gain derived from the sale, exchange, redemption, retirement, or other taxable disposition of the notes in the same manner as a U.S. person. In addition, corporate non-U.S. holders to which the second exception applies may be subject to a 30% branch profits tax (or lower applicable treaty rate) on its effectively connected earnings and profit for the taxable year, subject to adjustments. If a non-U.S. holder is eligible for the benefits of an income tax treaty between the United States and its country of residence, the U.S. federal income tax treatment of any such gain may be modified in the manner specified by the treaty.

Information Reporting and Backup Withholding

Generally, an applicable withholding agent must report to the IRS and to each non-U.S. holder the amount of any interest paid on the notes in each calendar year, and the amount of U.S. federal income tax withheld, if any, with respect to these payments. Copies of the information returns reporting such interest and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty.

Non-U.S. holders who have provided proper certification as to their non-U.S. status or who have otherwise established an exemption will generally not be subject to backup withholding on payments of interest if the applicable payor does not have actual knowledge or reason to know that such certification is unreliable or that the conditions of the exemption are in fact not satisfied.

Payments of the proceeds from the sale, exchange, redemption, retirement, or other taxable disposition of a note to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, additional information reporting, but generally not backup withholding, may apply to those payments if the broker has certain relationships with the United States.

Payment of the proceeds from a sale, exchange, redemption, retirement, or other taxable disposition of a note to or through the United States office of a broker will be subject to information reporting and backup withholding unless the non-U.S. holder certifies as to its non-U.S. status or otherwise establishes an exemption from information reporting and backup withholding.

The amount of any backup withholding from a payment to a non-U.S. holder generally will be allowed as a credit against such holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Under Sections 1471 through 1474 of the Code and the Treasury regulations promulgated thereunder (“FATCA”), withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specifically defined in the Code) and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on interest on, and gross proceeds from the sale or other disposition of, debt securities paid to a foreign financial institution (including amounts paid to a foreign financial institution on or behalf of a holder) or to a non-financial foreign entity, unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, then, pursuant to an agreement between it and the U.S. Treasury or an intergovernmental agreement between, generally, the jurisdiction in which it is resident and the U.S. Treasury, it must, among other things, identify accounts held by certain United States persons or United States owned foreign entities, annually report certain information about such accounts, and may be required to withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

While withholding under FATCA also would have applied to payments of gross proceeds from the sale, exchange, redemption, retirement, or other taxable disposition of notes on or after January 1, 2019, proposed U.S. Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed U.S. Treasury Regulations until final U.S. Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the possible effect of FATCA on their investment in the notes.

The preceding discussion of certain U.S. federal income tax considerations is for general information only and is not tax advice. Accordingly, each investor should consult its tax advisor as to particular tax considerations relevant to it of ownership and disposition of the notes, including the applicability and effect of any state, local or non-U.S. tax laws, and of any pending or subsequent changes in applicable laws.

UNDERWRITING (CONFLICTS OF INTEREST)

BofA Securities, Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are acting as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of the notes set forth opposite the underwriter’s name.

Underwriter	Principal amount of 20 Notes to be Purchased	Principal amount of 20 Notes to be Purchased	Principal amount of 20 Notes to be Purchased	Principal amount of 20 Notes to be Purchased
BofA Securities, Inc.	$	$	$	$
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
Total	$	$	$	$

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.

The underwriters propose to offer the notes directly to the public at the public offering prices set forth on the cover page of this prospectus supplement and some of the notes to dealers at the public offering price less a concession not to exceed    % of the principal amount of the 20    Notes,    % of the principal amount of the 20    Notes,    % of the principal amount of the 20    Notes and    % of the principal amount of the 20    Notes. The underwriters may allow, and any such dealer may reallow, a concession not to exceed    % of the principal amount of the 20    Notes,    % of the principal amount of the 20    Notes,    % of the principal amount of the 20    Notes and    % of the principal amount of the 20    Notes. After the initial offering of the notes to the public, the representatives may change the public offering price and other selling terms.

The following table shows the underwriting discounts that we will pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes):

Paid By Us
Per 20 Note		%
Per 20 Note		%
Per 20 Note		%
Per 20 Note		%
Total	$

We estimate that our total expenses for this offering will be approximately $            million, including underwriting discounts. The underwriters have agreed to reimburse us for certain of our documented, out-of-pocket expenses incurred in connection with this offering.

We have agreed with the underwriters, subject to certain exceptions, not to, except with the prior written consent of BofA Securities, Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by us having a tenor of more than one year during the period from the date of this prospectus supplement continuing through the settlement date of the notes.

In connection with the offering, the underwriters may purchase and sell the notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of the notes than they are required to purchase in this offering.

•	Covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions.

•

Stabilizing transactions involve bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the notes.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We expect to deliver the notes against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the third business day following the date of the pricing of the notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the second business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle in T+3, to specify alternative settlement arrangements to prevent a failed settlement.

Conflicts of Interest

We plan to use a portion of the net proceeds from this offering to repay outstanding borrowings under the Term Loan. Affiliates of BofA Securities, Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are lenders under the Term Loan. In the event that any of these underwriters, together with their respective affiliates, receives at least 5% of the net proceeds of this offering, such underwriters will be deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. Accordingly, this offering will be conducted in accordance with FINRA Rule 5121. In accordance with that rule, no “qualified independent underwriter” is required because the notes offered are investment grade rated, as that term is defined in the rule.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative instruments) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers. Such investment and securities activities may involve our securities and instruments.

If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Affiliates of some of the underwriters are lenders, and in some cases agents or managers for the lenders, under our credit facility.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Selling Restrictions

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK

Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

Each underwriter, severally and not jointly, has acknowledged that: (i) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (ii) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended; the “FIEA”). Accordingly, each underwriter, severally and not jointly, has acknowledged that it has not offered or sold and will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Control Act (Law No. 228 of 1949, as amended)), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

Each underwriter, severally and not jointly, has acknowledged that this prospectus supplement (together with the accompanying prospectus) has not been registered as a prospectus with the Monetary Authority of Singapore, and the notes will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”). Accordingly, each underwriter, severally and not jointly, has acknowledged that it has not offered or sold any notes or caused such notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such notes or cause such notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, the prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (i) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 except: (a) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (b) where no consideration is or will be given for the transfer; (c) where the transfer is by operation of law; or (d) as specified in Section 276(7) of the SFA.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

LEGAL MATTERS

Certain legal matters relating to the offering of the notes will be passed upon for us by Gibson, Dunn & Crutcher LLP, San Francisco, California. Davis Polk  & Wardwell LLP, Menlo Park, California, will act as counsel to the underwriters.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2023, and the effectiveness of our internal control over financial reporting as of July 31, 2023, as set forth in their reports, which are incorporated by reference in this prospectus supplement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PROSPECTUS

INTUIT INC.

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

We may offer from time to time common stock, preferred stock, debt securities, or warrants in one or more offerings. When we decide to sell a particular type of securities, we will provide specific terms of the offered securities, including the amount of securities offered, in a prospectus supplement. This prospectus and any accompanying prospectus supplement may be used to offer securities for the account of persons other than us. We may offer and sell these securities to or through one or more underwriters, brokers, dealers, agents, or directly to purchasers, on a continuous or delayed basis. See “Plan of Distribution” for a further description of the manner in which we may offer and sell the securities covered by this prospectus.

You should read this prospectus and any prospectus supplement carefully before you invest. We may not use this prospectus to sell securities unless it includes a prospectus supplement describing the method and terms of the applicable offering. A prospectus supplement may also add, update, or change information contained in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “INTU.”

The preferred stock, debt securities, and warrants may be convertible into or exercisable or exchangeable for common or preferred stock of Intuit Inc. or debt or equity securities of one or more other entities. Unless stated otherwise in a prospectus supplement, none of these securities will be listed on any securities exchange.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 2, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 1, 2023.

We are responsible for the information contained and incorporated by reference in this prospectus, in any applicable prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information appearing or incorporated by reference in this prospectus, any applicable prospectus supplement, and any related free writing prospectus, is accurate only as of the date thereof, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, or any related free writing prospectus, or of any sale of our securities. Our business, financial condition, and results of operations may have changed since those dates. It is important for you to read and consider all the information contained in this prospectus and in any applicable prospectus supplement, including the documents incorporated by reference herein or therein, in making your investment decision.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (“Securities Act”). We may sell common stock, preferred stock, debt securities, or warrants described in this prospectus in one or more offerings. There is no limit on the aggregate amount of the securities we may offer pursuant to the registration statement of which this prospectus is a part. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will describe the amounts, prices, and terms of the offered securities. The applicable prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should carefully read this prospectus, any prospectus supplement, information incorporated by reference, and any related free writing prospectus.

The registration statement of which this prospectus is a part, including the exhibits to the registration statement, provides additional information about us and the offered securities. Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules, or regulations, we may instead include such information or add, update, or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus, or by any other method as may then be permitted under applicable law, rules, or regulations. The registration statement, including the exhibits to the registration statement and any post-effective amendment thereto, can be obtained from the SEC, as described under the heading “Where You Can Find Additional Information.”

INTUIT INC.

Intuit helps consumers and small businesses prosper by delivering financial management, compliance, and marketing products and services. We also provide specialized tax products to accounting professionals, who are key partners that help us serve small business customers.

Our mission is to power prosperity around the world. Across our platform, we use the power of technology to deliver three core benefits to our customers: helping put more money in their pockets, saving them time by eliminating work so they can focus on what matters to them, and ensuring that they have complete confidence in every financial decision they make.

All of our customers have a common set of needs. Our global financial technology platform, which includes TurboTax, Credit Karma, QuickBooks, and Mailchimp, is designed to help consumers and small businesses manage their finances, get and retain customers, save money, pay off debt, and do their taxes with ease and confidence so they receive the maximum refund they deserve. For those customers who have made the bold decision to become entrepreneurs and go into business for themselves, we are focused on helping them find and keep customers, get paid faster, pay their employees, manage and get access to capital, and ensure their books are done right. We serve 100 million customers and generated revenue of $14.4 billion in our fiscal year ended July 31, 2023.

The continuing evolution of artificial intelligence (AI) is fundamentally reshaping our world — and Intuit is taking advantage of this technological revolution to find new ways to improve the customer experience and deliver on our mission. Intuit is uniquely positioned for the next wave of transformation with generative AI given our rich data platform and established AI foundation.

Intuit Inc. was incorporated in California in March 1984. We reincorporated in Delaware and completed our initial public offering in March 1993. Our principal executive offices are located at 2700 Coast Avenue, Mountain View, California, 94043, and our main telephone number is 650-944-6000. When we refer to “we,” “our” or “Intuit” in this prospectus, we mean the current Delaware corporation (Intuit Inc.) and its California predecessor, as well as all of our consolidated subsidiaries. Our corporate website is www.intuit.com. The information on or that can be accessed through our website is not part of this prospectus.

Intuit, the Intuit logo, QuickBooks, TurboTax, Credit Karma, and Mailchimp, among others, appearing in this prospectus, the registration statement of which this prospectus is a part, any applicable prospectus supplement or free writing prospectus or the documents incorporated by reference are the registered trademarks and/or registered service marks of Intuit Inc., or one of its subsidiaries, in the United States and other countries. Other parties’ marks appearing in this prospectus or the documents incorporated by reference are the property of their respective owners.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, in addition to the other information contained in this prospectus, in any applicable prospectus supplement or free writing prospectus, or incorporated by reference herein or therein, you should carefully consider the risks described under “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto, which are incorporated by reference into this prospectus in their entirety, together with other information included in this prospectus, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find Additional Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, including the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in or incorporated by reference in this prospectus and any prospectus supplement other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “seek,” “plan,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, operating results, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in the “Risk Factors” sections incorporated by reference herein. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this prospectus and any prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied by the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activities, performance, or achievements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to review any additional disclosures we make in the documents we subsequently file with the SEC that are incorporated by reference in this prospectus and any prospectus supplement. See “Where You Can Find Additional Information.”

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement and/or any applicable free writing prospectus, we intend to use the net proceeds to us from the sale of the securities offered hereby for working capital and other general corporate purposes. Additionally, we may use a portion of the net proceeds to us for acquisitions of or investments in businesses, technologies, or other assets. We may also use the net proceeds to refinance or to repay outstanding indebtedness if so specified in the applicable prospectus supplement. Pending other uses, we intend to invest the net proceeds to us in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, or hold as cash. We cannot predict whether the net proceeds invested will yield a favorable return. Our management will have broad discretion in the application of the net proceeds we receive from the sale of the securities offered hereby, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

DESCRIPTION OF SECURITIES

Our common stock, preferred stock, debt securities, or warrants may be offered under this prospectus. When we decide to sell a particular class of securities, we will set forth in a prospectus supplement a description of the securities that may be offered under this prospectus. The terms of the securities offering, including the initial offering price and the net proceeds to us, will be set forth in the prospectus supplement, or in other filings we make with the SEC under the Securities Exchange Act of 1934, as amended (“Exchange Act”), which are incorporated by reference.

PLAN OF DISTRIBUTION

We may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions other than on these exchanges or systems or in the over-the-counter market;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	directly by us or by selling stockholders to purchasers, including through a specific bidding, auction or other process;

•	privately negotiated transactions;

•	a combination of any of the above methods of sale; and

•	through any other method permitted pursuant to applicable law and described in a prospectus supplement.

We will identify the specific plan of distribution, including any underwriters, dealers, agents, or other purchasers, persons, or entities and any applicable compensation and/or indemnification, any over-allotment options by the underwriters, and a brief description of any passive market making that any underwriter or any selling group members intend to engage in and any transactions that any underwriter intends to conduct that stabilizes, maintains or otherwise affects the market price of the securities, together in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference.

LEGAL MATTERS

Unless otherwise stated in an applicable prospectus supplement, Gibson, Dunn & Crutcher LLP, San Francisco, California, will provide us with an opinion as to the legality of the securities offered under this prospectus. Counsel representing any underwriters, dealers, agents, will be named in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2023, and the effectiveness of our internal control over financial reporting as of July 31, 2023, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended July 31, 2023, filed with the SEC on September 1, 2023;

•	the Current Reports on Form 8-K filed with the SEC on August 2, 2023, August 14, 2023 and August 24, 2023 (with respect to Item 8.01 only); and

•

the description of our common stock as set forth in our registration statement on Form 8-A, filed with the SEC on May 5, 1998, pursuant to Section  12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.02 to our Annual Report on Form 10-K for the fiscal year ended July 31, 2023 filed with the SEC on September 1, 2023.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities hereunder shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents. These documents may include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as portions of proxy statements.

Notwithstanding the statements in the preceding paragraphs, no document, report, or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act, including (i) any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future current report on Form 8-K or (ii) any Form S-D, shall be incorporated by reference into this prospectus. Furthermore, we will only incorporate certain portions of our annual proxy statement for our 2024 annual meeting of stockholders as specified in our Annual Report on Form 10-K and are not incorporating by reference any other portion of such proxy statement.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the address or email address below.

Intuit Inc.

2700 Coast Avenue

Mountain View, CA 94043

Attention: Investor Relations

investor_relations@intuit.com

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly, and special reports and other information with the SEC. The SEC maintains an Internet web site that contains reports, proxy, and information statements and other information regarding registrants like us that file electronically with the SEC. The address of the site is www.sec.gov. Our Internet address is www.intuit.com and our investor relations website is located at www.investors.intuit.com. We make available free of charge, on or through our investor relations website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and amendments to those reports filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Any internet addresses provided in this prospectus or any prospectus supplement are for information only and are not intended to be hyperlinks. In addition, the information on or available through our website is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus or any prospectus supplement.

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any prospectus supplement. The securities offered under this prospectus or any prospectus supplement are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and any prospectus supplement is accurate only as of the date of this prospectus or the prospectus supplement, as the case may be, regardless of the time of delivery of this prospectus, a prospectus supplement, or any sale of the securities.

This prospectus constitutes a part of a registration statement we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the offerings made under this prospectus, reference is hereby made to the registration statement. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

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INTUIT INC.

$                % Notes due 20

$                % Notes due 20

$                % Notes due 20

$                % Notes due 20

Preliminary Prospectus Supplement

Joint Book-Running Managers

BofA Securities	J.P. Morgan	Morgan Stanley

September            , 2023